UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 19, 2006

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23rd Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

5229 NW 33rd Avenue,

Ft. Lauderdale, FL 33309

(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 13, 2006 Information Architects Corporation, a North Carolina corporation (the "Company") completed the asset acquisition agreement with Sailor Productions Inc., Theme Park Development, Big International Group of Entertainment Inc., Mainstream Publishing Inc., Big Records Inc., and Mainstream Music Mag Inc.  The Company issued a press release announcing the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Number	Description
10 99.1	Acquisition Agreement Press Release, dated May 16, 2006, entitled " Information Architects Unveils the Big Network, a Big Entertainment Company”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: May 19, 2006	Information Architects Corporation BY: /S/ William Craig —————————————— William Craig Acting CEO